CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Fonix Corporation

As independent certified public accountants, we hereby consent to the use of our report dated February 26, 2004, with respect to the consolidated financial statements of Fonix Corporation in Registration Statements of Fonix Corporation on Form S-2 (File No. 333-106697), Form S-2 (File No. 333-113290), and Form S-2
(relating to the registration of 19,036,801 shares of Class A common stock). We also consent to the use of our name and the reference to us in the Experts section of the Registration Statements.


                                                /s/ Hansen, Barnett & Maxwell


                                                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
May 7, 2004